Exhibit 99.1
Selected Income Statement Information (Unaudited)
For the twelve months ended December 31, 2008:

		Production	Functional
	Well Servicing	Services	Support	Total
	(in thousands)
	(unaudited)

Revenues from external customers	$1,470,332	$501,756	$—	$1,972,088
Operating expenses, net of intersegment eliminations	1,114,432	407,560	156,816	1,678,808
Operating income	355,900	94,196	(156,816)	293,280
For the three months ended December 31, 2008:

		Production	Functional
	Well Servicing	Services	Support	Total
	(in thousands)
	(unaudited)

Revenues from external customers	$361,374	$116,692	$—	$478,066
Operating expenses, net of intersegment eliminations	273,708	99,016	46,379	419,103
Operating income	87,666	17,676	(46,379)	58,963
For the three months ended September 30, 2008:

		Production	Functional
	Well Servicing	Services	Support	Total
	(in thousands)
	(unaudited)

Revenues from external customers	$399,586	$136,034	$—	$535,620
Operating expenses, net of intersegment eliminations	302,225	112,435	32,688	447,348
Operating income	97,361	23,599	(32,688)	88,272
For the three months ended June 30, 2008:

		Production	Functional
	Well Servicing	Services	Support	Total
	(in thousands)
	(unaudited)

Revenues from external customers	$370,859	$131,144	$—	$502,003
Operating expenses, net of intersegment eliminations	285,441	103,136	34,431	423,008
Operating income	85,418	28,008	(34,431)	78,995
For the three months ended March 31, 2008:

		Production	Functional
	Well Servicing	Services	Support	Total
	(in thousands)
	(unaudited)

Revenues from external customers	$338,513	$117,886	$—	$456,399
Operating expenses, net of intersegment eliminations	253,058	92,973	43,318	389,349
Operating income	85,455	24,913	(43,318)	67,050